[VINSON & ELKINS L.L.P. LETTERHEAD]



                                 July 30, 1999


Carriage Services, Inc.
Carriage Services Capital Trust
1300 Post Oak Blvd., Suite 1500
Houston, Texas  77056

      Re:   Carriage Services, Inc.
            Carriage Services Capital Trust
            Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Carriage Services, Inc., a Delaware corporation (the "Company"), and Carriage Services Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3, to be filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of
(i) 1,875,000 7% Convertible Preferred Securities (liquidation amount $50 per Convertible Preferred Security) (the "Convertible Preferred Securities") representing undivided preferred beneficial ownership interests in the assets of the Trust; (ii) Convertible Junior Subordinated Debentures due 2029 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the Convertible Preferred Securities; (iii) the shares of Class A common stock, par value $.01 per share (the "Class A Common Stock"), of the Company, issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures; and (iv) the Preferred Securities Guarantee of the Company (as defined below).

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

      The Convertible Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration"), dated as of June 3, 1999, among the Company, as sponsor, Wilmington Trust Company, as property trustee (the "Property Trustee"), Wilmington Trust

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July 30, 1999


Company (Delaware), as Delaware trustee (the "Delaware Trustee"), and Mark W. Duffey, Thomas C. Livengood and Terry E. Sanford as administrative trustees (together with the Property Trustee and the Delaware Trustee, the "Regular Trustees"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Delaware Trustee and the Regular Trustees with the Secretary of State of the State of Delaware on May 24, 1999;
(ii) the Declaration (including the designations of the terms of the Convertible Preferred Securities annexed thereto); (iii) a specimen of the Convertible Preferred Securities; (iv) the Preferred Securities Guarantee Agreement, dated as of June 3, 1999 (the "Preferred Securities Guarantee"), between the Company and Wilmington Trust Company, as trustee; (v) a specimen of the Convertible Junior Subordinated Debentures, which were issued pursuant to an indenture dated as of June 3, 1999, (the "Indenture"), between the Company and Wilmington Trust Company, as trustee; (vi) the Indenture; (vii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Convertible Junior Subordinated Debentures and the shares of Class A Common Stock issuable upon conversion thereof; and (viii) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust (including the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in paragraphs 1 and 2 below, that such documents constitute valid and binding obligations of such parties. We have also assumed that the performance by the Company of its obligations under the Indenture and the Preferred Securities Guarantee do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

      Based on and subject to the foregoing and to the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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July 30, 1999

      1. The Preferred Securities Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      2. The Convertible Junior Subordinate Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that the waiver of stay or extension laws contained in Section 5.15 of the Indenture may be unenforceable.

      3. The shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures have been duly authorized and reserved for issuance upon conversion and, when certificates representing the Class A Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and are issued upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

      The foregoing opinions are limited in all respects to the Federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                      Very truly yours,


                                      /s/ VINSON & ELKINS L.L.P.